                               Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

   GRIFFON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-1893410
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Jericho Quadrangle, Suite 224, Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

GRIFFON CORPORATION 2006 EQUITY INCENTIVE PLAN
AS AMENDED
(Full Title of the Plan)

Patrick L. Alesia, Chief Financial Officer
Griffon Corporation
100 Jericho Quadrangle
Suite 224
Jericho, New York  11753
(Name and Address of Agent for Service)

(516) 938-5544
(Telephone Number, Including Area Code, of Agent For Service)

copy to:
Gary T. Moomjian, Esq.
Moomjian, Waite, Wactlar & Coleman, LLP
100 Jericho Quadrangle
Suite 225
Jericho, New York  11753
(516) 937-5900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.25, reserved for future grants	5,750,000	$10.06 (2)(3)	$57,845,000 (2)(3)	$2,273.31

____________________
(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution provisions contained in the Griffon Corporation 2006 Equity Incentive Plan, as amended (the “Plan”).
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Computed in accordance with Rules 457(c) and 457(h) of the Securities Act based upon the average of the high and low prices for the Common Stock on February 3, 2009.

EXPLANATORY NOTE

This Registration Statement relates to the registration of 5,750,000 shares of Common Stock, par value $.25 per share, of Griffon Corporation (the “Registrant”) reserved for issuance under the Plan.  The Plan authorizes the grant of Options, Performance Shares, Performance Units, Stock Appreciation Rights, Restricted Shares and Deferred Shares.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the documents listed below.  In addition, all documents and reports subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as modified or superseded.

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008;

(2)	The Registrant’s Proxy Statement dated December 29, 2008 for its 2009 Annual Meeting of Stockholders;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008;

(4)	The Registrant’s Current Report on Form 8-K (Date of Report: October 1, 2008) filed on October 1, 2008;

(5)	The Registrant’s Current Report on Form 8-K (Date of Report: November 20, 2008) filed on November 20, 2008.

(6)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated January 19, 1993, including any amendment(s) or report(s) filed for the purpose of updating such description.

The Registrant will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (except for exhibits thereto unless specifically incorporated by reference herein).  Requests for such copies should be directed to the Secretary, Griffon Corporation, 100 Jericho Quadrangle, Suite 224, Jericho, New York 11753, (516) 938-5544.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the provisions of the Certificate of Incorporation and the By-Laws of the Registrant, each person who is or was a director or officer of the Registrant shall be indemnified by the Registrant as of right to the fullest extent permitted or authorized by the General Corporation Law of Delaware.

Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Registrant, he shall be indemnified against expenses (including attorneys’ fees) reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including  attorneys’ fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or  not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to the Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

The officers and directors of the Registrant are covered by officers’ and directors’ liability insurance.  The Registrant has entered into Indemnification Agreements with its directors and officers.  The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys’ fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee, as defined.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1995)
4.2	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q for the quarter ended March 31, 2008)
4.3	Amended By-laws (incorporated by reference to Exhibit 3 of the Registrant’s Current Report on Form 8-K (Date of Report: May 14, 2008) filed on May 14, 2008)
4.4	Griffon Corporation 2006 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008)
5.1	Opinion of Moomjian, Waite, Wactlar & Coleman, LLP
23.1	Consent of Moomjian, Waite, Wactlar & Coleman, LLP (included in their opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Grant Thornton LLP
24	Powers of Attorney (included in signature page hereof)

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered   (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the  changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A)           Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)           Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form or prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is  part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York, on February 9, 2009.

GRIFFON CORPORATION

By:	/s/ Ronald J. Kramer
Ronald J. Kramer
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Each person whose signature appears below constitutes and appoints Ronald J. Kramer and Patrick L. Alesia, and each of them, with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and on his behalf in his capacity indicated below which they or either of them may deem necessary or advisable to enable Griffon Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Harvey R. Blau	Chairman of the Board	February 9, 2009
Harvey R. Blau

/s/ Ronald J. Kramer	Chief Executive Officer
Ronald J. Kramer	(Principal Executive Officer)	February 9, 2009

/s/ Patrick L. Alesia	Chief Financial Officer	February 9, 2009
Patrick L. Alesia	(Principal Financial and
Accounting Officer)

/s/ Henry A. Alpert	Director	February 9, 2009
Henry A. Alpert

/s/ Bertrand M. Bell	Director	February 9, 2009
Bertrand M. Bell

/s/ Blaine V. Fogg	Director	February 9, 2009
Blaine V. Fogg

/s/ Bradley J. Gross	Director	February 9, 2009
Bradley J. Gross

/s/ Robert G. Harrison	Director	February 9, 2009
Robert G. Harrison

/s/ Clarence A. Hill, Jr.	Director	February 9, 2009
Clarence A. Hill, Jr.

/s/ Donald J. Kutyna	Director	February 9, 2009
Donald J. Kutyna

/s/ James A. Mitarotonda	Director	February 9, 2009
James A. Mitarotonda

/s/ Martin S. Sussman	Director	February 9, 2009
Martin S. Sussman

/s/ William H. Waldorf	Director	February 9, 2009
William H. Waldorf

/s/ Joseph J. Whalen	Director	February 9, 2009
Joseph J. Whalen